UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2022

Paya Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39627	85-2199433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Perimeter Center North, Suite 600 Atlanta, Georgia	30346
(Address of principal executive offices)	(Zip Code)

(800) 261-0240

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PAYA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2022, Paya Holdings Inc. (the “Company”) held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved the Amendment (the “Amendment”) to the Company’s 2020 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) to (i) increase the maximum number of shares of common stock authorized for issuance thereunder by 10,000,000 shares, (ii) impose a minimum vesting requirement of at least one year for all awards granted pursuant to the Omnibus Incentive Plan, provided that such minimum vesting period will not be required with respect to awards of up to 5% of the shares available under the Omnibus Incentive Plan, and (iii) prohibit dividends and dividend equivalents to be paid on awards that have not yet vested or been earned). The material terms of the Amendment and of the Omnibus Incentive Plan as amended thereby are summarized on pages 33 through 41 of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2022.

The description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 31, 2022, the Company held the Annual Meeting. At the close of business on April 4, 2022, the record date of the Annual Meeting, there were 132,067,113 shares of common stock issued and outstanding. Holders of 118,107,810 shares of common stock were present at the Annual Meeting, either in person or by proxy, which constituted quorum for purposes of conducting business at the Annual Meeting.

Set forth below are the final voting results for each proposal submitted to a vote of the shareholders at the Annual Meeting.

Proposal No. 1: Election of directors.

The Company’s shareholders elected the following nominees for director to serve as Class II directors for a term expiring in 2025 or until their successors shall have been elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Kalen James (KJ) McConnell	77,882,922	37,666,250	2,558,638
Jeffrey Hack	88,153,569	27,395,603	2,558,638
Debora Boyda	115,201,461	347,711	2,558,638

Proposal No. 2: Say-on-Pay

The compensation of the Company’s named executive officers (i.e., “say-on-pay” proposal) was approved, on an advisory basis.

Votes For	Votes Against	Abstentions	Broker Non-Votes
114,107,280	1,427,728	14,164	2,558,638

Proposal No. 3: Say-on-Pay Frequency

The Company’s shareholders approved, on an advisory basis, the frequency for future advisory votes to approve the compensation of the Company’s named executive officers (i.e., “say-on-pay” frequency) to occur every year.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
115,129,095	12,501	401,934	5,642	2,558,638

The Board of Directors has considered the outcome of this advisory vote and has determined that say-on-pay votes will be conducted every year. The Board of Directors will re-evaluate this determination after the next shareholder advisory vote on say-on-pay frequency (which will be at the Company’s 2028 Annual Meeting of Shareholders, unless presented earlier).

Proposal No. 4: Approval of Amendment to Company’s 2020 Omnibus Incentive Plan

The amendment to the Company’s 2020 Omnibus Incentive Plan to (i) increase the maximum number of shares of common stock authorized for issuance thereunder by 10,000,000 shares, (ii) impose a minimum vesting requirement of at least one year for all awards granted pursuant to the plan, and (iii) prohibit dividends and dividend equivalents to be paid on awards that have not yet vested or been earned was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
113,381,534	2,157,190	10,448	2,558,638

Proposal No. 5: Proposal to ratify of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 was ratified.

Votes For	Votes Against	Abstentions
117,491,295	614,396	2,119

Item 7.01 Regulation FD Disclosure.

On May 31, 2022, the Company issued a press release announcing the election of Ms. Debora Boyda as a member of the Board of Directors at the Annual Meeting. The press release is furnished hereby as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amendment to Paya Holdings Inc. Omnibus Incentive Plan.
99.1	Press Release dated May 31, 2022.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYA HOLDINGS INC.

Date: June 1, 2022	By:	/s/ Glenn Renzulli
	Name:	Glenn Renzulli
	Title:	Chief Financial Officer

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